SEVENTH   AMENDMENT  AND  WAIVER  dated  as  of
                                 January 12, 1998 to the Revolving Credit Loan Agreement dated January 31, 1995 (the "Agreement"), as amended by the First Amendment dated as of August 3, 1995, the Second
                                 Amendment and Waiver dated as of November 10, 1995, Amendment of Revolving Credit Loan Agreement dated December 27, 1995, the Fourth Amendment and Waiver dated as of May 2, 1997, the Fifth Amendment and Waiver dated as of September 23, 1997 and the Sixth Amendment and Waiver dated as of October 17, 1997 (the Agreement together with each of the amendments, the "Loan Agreement") among TII International, Inc., a Delaware Corporation with offices at 1385 Akron Street, Copiague, New York 11726 (the "Borrower"), TII Industries, Inc., a Delaware corporation with offices at 1385 Akron Street, Copiague, New York 11726 ("Industries") and The Chase Manhattan Bank (f/k/a Chemical
                                 Bank), a New York State Banking corporation with offices at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank") and to the Master Lease Purchase Agreement Number 00009, dated January 12, 1996, as amended by a letter dated February 1, 1996 (the "Lease Agreement") by and between the Borrower and Chase Equment Leasing, Inc. (f/k/a ChemLease Worldwide, Inc.) ("Leasing"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

           WHEREAS, the Lease Agreement provides that the financial covenants contained in any credit facility provided by the Bank to the Borrower shall apply to the Lease Agreement as continuing covenants; and

           WHEREAS, the Borrower and Industries have requested and the Bank and Leasing have each agreed, subject to the terms and conditions of this Seventh Amendment and Waiver, to amend and waive compliance with certain provisions of the Loan Agreement and the Lease Agreement (by incorporation) to reflect requests made by the Borrower to the Bank and Leasing in the manner hereafter set forth;

           NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         AMENDMENT OF COMMITMENT.

           The Commitment is hereby amended and reduced to One Million Five Hundred Thousand Dollars ($1,500,000).

2.         AMENDMENT OF MATURITY DATE.

           Paragraph (qq) of Article I of the Loan Agreement is hereby amended and restated, in its entirety, as follows:

                                 (qq) "Maturity  Date" shall mean the earlier of
                      (1) December 31, 1998 or (2) the date on which the Commitment is reduced to $0 pursuant to Section 2.06.

3.         AMENDMENT OF INTEREST RATE.

           Notwithstanding any provision of the Loan Agreement to the contrary, effective on the effective date of this Seventh Amendment and Waiver, the Revolving Credit Note shall bear interest on the Principal Balance at the following rate:

           Through February 28, 1998                      Prime Rate
           Commencing March 1, 1998             Prime Rate plus one percent (1%)

4.         AUTOMATIC REDUCTION OF COMMITMENT.

           Paragraph (a) of Section 2.06 of the Loan Agreement (Reduction of Commitment) is hereby deleted in its entirety.

5.         WAIVER OF AND  AMENDMENT  TO ARTICLE 7,  NEGATIVE  COVENANT,  SECTION
           7.16.

           Compliance with Section 7.16 of the Loan Agreement is hereby waived for the Fiscal Quarter ending December 26, 1997, provided that the Consolidated Net Loss (excluding extraordinary gains) during such Fiscal Quarter does not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). The Borrower, Industries and the Subsidiaries will be permitted to incur a Consolidated Net Loss (excluding extraordinary gains) for four Fiscal Quarters in the four Fiscal Quarter period ending December 26, 1997, provided that the aggregate Consolidated Net Loss for said four Fiscal Quarters does not exceed Five Million Two Hundred Thousand Dollars ($5,200,000); for four
           Fiscal  Quarters in the four Fiscal  Quarter  period ending March 27,
           1998, provided that the Consolidated Net Loss (excluding extraordinary gains) during the Fiscal Quarter ending March 27, 1998 does not exceed One Hundred Thousand Dollars ($100,000), and provided further that the aggregate Consolidated Net Loss for said four Fiscal Quarters does not exceed Two Million Nine Hundred Thousand

           Dollars ($2,900,000); and for three Fiscal Quarters in the four Fiscal Quarter period ending June 26, 1998, provided that the aggregate Consolidated Net Loss for said four Fiscal Quarter period does not exceed Two Million Seven Hundred Thousand Dollars ($2,700,000).

6.         DELETION OF SECTION 7.17, DEBT SERVICE RATIO.

           Section 7.17 of the Loan Agreement (Debt Service Ratio) is hereby deleted in its entirety.

           THIS SEVENTH AMENDMENT AND WAIVER shall be effective ONLY upon payment by the Borrower of (A) a $50,000 restructuring fee to the Bank, and (B) all fees and expenses, including but not limited to attorneys' fees and disbursements, incurred by the Bank in connection with this Seventh Amendment and Waiver, all prior amendments and waivers, all proposed modifications of the Financing Documents, whether or not consummated, and a certain First Amendment of Lease related to the Lease Agreement. As of the date hereof, said attorneys' fees and disbursements totaled $32,200.00.

           THIS SEVENTH AMENDMENT AND WAIVER shall be construed and enforced in accordance with the laws of the State of New York.

           Except as expressly amended or waived hereby, the Loan Agreement and the Lease Agreement shall remain in full force and effect in accordance with the original terms thereof, as previously amended. This Seventh Amendment and Waiver herein is limited specifically to the matters set forth above and does not constitute directly or by implication a waiver or amendment of any other provision of the Loan Agreement or the Lease Agreement or any breach, default or Event of Default which may occur or may have occurred under the Loan Agreement or the Lease Agreement.

           The Borrower and Industries hereby represent and warrant that, after giving effect to this Seventh Amendment and Waiver, no Event of Default or default exists under the Loan Agreement, the Lease Agreement or any other related documents.

           THIS SEVENTH AMENDMENT AND WAIVER may be executed in any number of counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one Seventh Amendment and Waiver.

           THIS SEVENTH  AMENDMENT  AND WAIVER shall become  effective  when the conditions set forth above have been fulfilled and when duly executed counterparts hereof which, when taken together bear the signatures of each of the parties hereto shall have been delivered to the Bank and Leasing.

           IN WITNESS WHEREOF, the Borrower, Industries, the Bank and Leasing have caused this Seventh Amendment and Waiver to be duly executed by their duly authorized officers all as of the date and year first above written.

                                       TII INTERNATIONAL, INC.



                                   BY: /S/   PAUL G. SEBETIC
                                       -----------------------------------------
                                       Paul G. Sebetic, Vice President


                                       TII INDUSTRIES, INC.



                                   BY: /S/   PAUL G. SEBETIC
                                       -----------------------------------------
                                       Paul G. Sebetic, Vice President


                                       THE CHASE MANHATTAN BANK



                                   BY: /S/   CHRISTOPHER G. ZIMMERMAN
                                       Christopher G. Zimmermann, Vice President
                                       -----------------------------------------


                                       CHASE EQUIPMENT LEASING, INC.



                                   BY: /S/    DANIEL J. QUINLISK
                                       Daniel J. Quinlisk, Second Vice President
                                       -----------------------------------------

                                     CONSENT



           The undersigned, as Guarantors of the obligations of TII International, Inc. hereby Consent to the execution and delivery by TII
International, Inc. and TII Industries, Inc. of this Seventh Amendment and Waiver and hereby confirm that they remain fully bound by the terms of the Joint and Several Guaranty of Payment dated January 31, 1995 to which they are a party.

                                                 TII INTERNATIONAL, INC.



                                             BY:    /S/  PAUL G. SEBETIC
                                                 -------------------------------
                                                 Paul G. Sebetic, Vice President


                                                 TII INDUSTRIES, INC.



                                             BY:    /S/   PAUL G. SEBETIC
                                                 -------------------------------
                                                 Paul G. Sebetic, Vice President


                                                 TII DITEL, INC.



                                             BY:   /S/   PAUL G. SEBETIC
                                                 -------------------------------
                                                 Paul G. Sebetic, Vice President


                                                 TII CORPORATION



                                             BY:  /S/   PAUL G. SEBETIC
                                                 Paul G. Sebetic, Vice President
                                                 -------------------------------

                                             TELECOMMUNICATIONS INDUSTRIES, INC.



                                          BY:   /S/   PAUL G. SEBETIC
                                             -------------------------------
                                             Paul G. Sebetic, Vice President

                                             TII DOMINICANA, INC.


                                          BY:  /S/    PAUL G. SEBETIC
                                             -------------------------------
                                             Paul G. Sebetic, Vice President